                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 22, 1999

                      INTELLIQUEST INFORMATION GROUP, INC.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                   000-27680                        74-2775377
  -------------              --------------                     -----------
    (State of           (Commission File Number)               (IRS Employer
  Incorporation)                                             Identification No.)


    1250 Capital of Texas Highway S., Bldg Two Plaza One, Austin, Texas 78746
--------------------------------------------------------------------------------

               (Address of principal executive offices) (Zip Code)

                                 (512) 329-0808
                    ----------------------------------------
              (Registrant's telephone number, including area code)


                    ----------------------------------------
          (former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

     On July 22, 1999, IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), and Naviant Technology Solutions, Inc., a Delaware corporation ("Naviant"), entered into an Asset Purchase Agreement (the "Agreement"), pursuant to which the Company will sell its IQ2.net division to Naviant for a total purchase price of $46.5 million in cash. The total purchase price is subject to adjustment for specified increases or decreases in the net asset value of the purchased business as reflected on a final balance sheet to be delivered after the closing. Pending a determination of the adjustment amount (if any), $2.0 million of the purchase price will be held in escrow. The acquisition, which is expected to close in late August, is subject to several conditions, including obtaining consents from third parties, Naviant's obtaining adequate financing, the execution of employment agreements by IQ2.net employees, and other customary closing conditions.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July __, 1999

                                            INTELLIQUEST INFORMATION GROUP, INC.



                                            By:  /s/ Brian Sharples
                                               ---------------------------------
                                               Name: Brian Sharples
                                               Title:  Chief Executive Officer